Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Wayne D. Mackie	Jim Buckley
Vice President, CFO	Executive Vice President
CRA International	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CRA INTERNATIONAL ANNOUNCES PRELIMINARY FIRST QUARTER
FISCAL 2006 FINANCIAL RESULTS IN ADVANCE OF INVESTOR CONFERENCE

Company’s Presentation at the Credit Suisse First Boston Global Services Growth
Conference to be Webcast Live Today at 3:30 p.m. ET

BOSTON, March 13, 2006 – In conjunction with its presentation this afternoon at the 8th Annual Credit Suisse First Boston Global Services Growth Conference in Phoenix, Arizona,  CRA International (NASDAQ: CRAI) is announcing preliminary financial results for the first quarter ended February 17, 2006. As previously announced, CRA will release its full financial results at its regularly scheduled time on Thursday, March 16, 2006.

The Company expects first-quarter fiscal 2006 revenue of approximately $72.5 million and net income of approximately $5.6 million, or approximately $0.47 per diluted share, based on approximately 12.1 million weighted average diluted shares outstanding. Utilization for the first quarter of fiscal 2006 was approximately 78 percent. For fiscal 2006, CRA has begun to expense stock-based compensation in accordance with Financial Accounting Standards Board Statement No. 123R (123R). Included in the net income and diluted share amounts referred to above are approximately $700,000 and $0.06, respectively, of stock based compensation expense in accordance with 123R. The Company reaffirms its previously provided fiscal 2006 outlook and financial guidance.

CRA’s presentation at today’s conference will be webcast live at 3:30 p.m. ET. To listen to the presentation, visit the “Overview” page of the Investor Relations section at the Company’s website, www.crai.com.

About CRA International

Founded in 1965, CRA International is a leading provider of economic and financial expertise and management consulting services. Working with businesses, law firms, accounting firms, and governments, CRA is the preferred consulting firm for complex assignments with pivotal and high-stakes outcomes. The firm is distinguished by a unique combination of credentials: deep vertical experience in a variety of industries; broad horizontal expertise in a range of functional disciplines; and rigorous economic, financial, and market analysis. CRA offers a proven track record of thousands of successful engagements in regulatory and litigation support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and technology management. Headquartered in Boston, the firm has more than a dozen offices within the United States and ten regional offices across Canada, Europe, the Middle East, and the Asia Pacific region. Detailed information about CRA is available at www.crai.com.

Safe Harbor Statement

Statements in this press release concerning CRA’s preliminary first-quarter fiscal 2006 financial results and its fiscal 2006 outlook and financial guidance are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties. Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors. Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering, the impact of the adoption of Financial Accounting Standards Board Statement No. 123R and total stock-based compensation, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its recent acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of its NeuCo subsidiary, management of new offices, dependence on growth of the Company’s business consulting practice, the ability of the Company to integrate successfully new consultants into its practice, intense competition, risks inherent in litigation, and professional liability. Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission. The Company cannot guarantee any future results, levels of activity, performance or achievement. The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

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